Exhibit 8.1

List of Subsidiaries, Variable Interest Entities and Subsidiaries of Variable Interest Entities

Subsidiary/VIE/VIE Subsidiary	Jurisdiction of incorporation or organization
NiSun International Enterprise Management Group (British Virgin Islands) Co., Ltd.	British Virgin Islands

Nami Holding (Cayman) Co., Ltd.	Cayman Islands

NiSun International Enterprise Management Group (Hong Kong) CO., Limited	Hong Kong

Nami Holding (Hong Kong) Co., Limited	Hong Kong

NiSun (Shandong) Industrial Development Co., Ltd.	People’s Republic of China

NiSun Ocean (Qingdao) Supply Chain Investment Co., Ltd.	People’s Republic of China

Zhumadian NiSun Supply Chain Management Co., Ltd	People’s Republic of China

NiSun (Beijing) Supply Chain Management Co., Ltd.	People’s Republic of China

NingChen (Shanghai) Enterprise Management Co., Ltd	People’s Republic of China

Fanningke Digital Technology (Shanghai) Co., Ltd.	People’s Republic of China

Khorgos Fanning Network Technology Co., Ltd.	People’s Republic of China

Fanshengke Supply Chain (Shanghai) Co., Ltd.	People’s Republic of China

FanShengke Supply Chain (Fujian) Co., Ltd.	People’s Republic of China

Shanghai Keqiya International Trade Co., Ltd.	People’s Republic of China

Shanghai Ningzhuan Trading Partnership Enterprise	People’s Republic of China

Fintech (Henan) Trading Co., Ltd.	People’s Republic of China

Shandong Taiding International Investment Co., Ltd	People’s Republic of China

Shanghai Naqing Enterprise Management Co., Ltd	People’s Republic of China

Qingdao Sailang International Trade Co., Ltd	People’s Republic of China

Rizhao Sailang Mining Co., Ltd	People’s Republic of China

Gansu Zhonghexi Trading Co., Ltd	People’s Republic of China

Hebei Ruizu Trading Co., Ltd.	People’s Republic of China

Fintech (Shanghai) Digital Technology Co., Ltd.*	People’s Republic of China

Beijing Hengtai Puhui Information services Co., Ltd*	People’s Republic of China

Shanghai Luyao Financial Consulting Co., Ltd.*	People’s Republic of China

Khorgos Fintech Network Technology Co., Ltd**	People’s Republic of China

Nanjing NiSun Gold Co., Ltd.**	People’s Republic of China

Fintech Supply Chain Management (Shandong) Co. Ltd.**	People’s Republic of China

Fanlunke Supply Chain Management (Shanghai) Co., Ltd. **	People’s Republic of China

Fintech Supply Chain Management (Ningbo) Co., Ltd.**	People’s Republic of China

Jilin Province Lingang Supply Chain Management Co., Ltd. **	People’s Republic of China

Liaogang NiSun (Yingkou) Supply Chain Management Co. Ltd. **	People’s Republic of China

Fintech Supply Chain Management (Shenzhen) Co., Ltd.**	People’s Republic of China

Hangzhou Fengtai Supply Chain Management Co., Ltd.**	People’s Republic of China

FanlunKe Trading (Nanjing) Co., Ltd.**	People’s Republic of China

Fanlun Ke Trading (Chengdu) Co., Ltd.**	People’s Republic of China

Henan Fintech Digital Technology Co., Ltd.**	People’s Republic of China

Hangzhou Fengtai Supply Chain Management Co., Ltd. **	People’s Republic of China

*	Consolidated variable interest entities (“VIEs”)
**	Subsidiaries of consolidated VIEs